RXHIBIT 5.1

[DORSEY & WHITNEY LLP LETTERHEAD]

September 30, 2015

Timberline Resources Corporation
101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814

Re:	Registration Statement on Form S-8
as filed September 30, 2015

Ladies and Gentlemen:

We have acted as counsel to Timberline Resources Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company pursuant to a registration statement (the “Registration Statement”) on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 4,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issuable upon exercise of stock options granted under the Company’s 2015 Stock and Incentive Plan(the “Plan”).

This opinion is being delivered in connection with the Registration Statement, to which this opinion is attached as an exhibit.

We have examined the Registration Statement, and, for the purposes of this opinion, we have also examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the financial statements of the Company, certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

This opinion relates solely to the corporate laws of the State of Delaware set forth in the Delaware General Corporation Law.  We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Timberline Resources Corporation
September 30, 2015

If you have any questions concerning the foregoing, please contact the undersigned.

Sincerely,

DORSEY & WHITNEY LLP